Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Date:	March 20, 2009
Company:	Central Federal Corporation
2923 Smith Road
Fairlawn, Ohio 44333
Contact:	Mark S. Allio
Chairman, President and CEO
Phone:	330.576.1334	Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION SUSPENDS DIVIDEND

Fairlawn, Ohio – March 20, 2009 – Central Federal Corporation (NASDAQ: CFBK) announced today that the Company’s Board of Directors voted to suspend the quarterly dividend on the Company’s common stock.

Mark S. Allio, Chairman, President and CEO of Central Federal Corporation commented, “The Board of Directors’ decision to suspend the quarterly dividend allows us to preserve capital for use in execution and expansion of our banking model and to position CFBank for future opportunities, such as organic growth, increased commercial and consumer lending and other banking transactions that may present themselves. Our long term strategy continues to focus on creation of value for our shareholders, our clients and our Company. We see substantial opportunities to grow in the coming years, and must be prepared to utilize existing capital prudently and effectively.”

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information
Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures; (iii) fluctuations in interest rates; (iv) the level of defaults and prepayments on loans made by CFBank; (v) unanticipated litigation, claims or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and (vii) regulatory changes. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.